Exhibit 99.1

Human Nutrition & Health | Animal Nutrition & Health | Specialty Products

Balchem Corporation Reports Fourth Quarter and Full Year 2024 Financial Results

Montvale, NJ, February 21, 2025 - Balchem Corporation (NASDAQ: BCPC) reported today financial results for its 2024 fiscal fourth quarter ended December 31, 2024. For the quarter, the Company reported net sales of $240.0 million, net earnings of $33.6 million, adjusted EBITDA(a) of $62.8 million, and free cash flow(a) of $39.8 million.
Ted Harris, Chairman, President, and CEO of Balchem said, “The fourth quarter capped off another very strong year for Balchem. We delivered record fourth quarter net sales and adjusted EBITDA, with top and bottom line year over year growth in each of our three segments.”

Fourth Quarter 2024 Financial Highlights:
•Record net sales of $240.0 million, an increase of $11.3 million, or 4.9%, compared to the prior year quarter.
•GAAP net earnings were $33.6 million, an increase of 26.0% from the prior year quarter.
•Record adjusted EBITDA was $62.8 million, an increase of 13.4% from the prior year quarter.
•GAAP earnings per share of $1.03 compared to $0.82 in the prior year quarter and adjusted earnings per share(a) of $1.13 compared to $0.95 in the prior year quarter.
•Cash flows from operations were $52.3 million, with free cash flow(a) of $39.8 million.
Mr. Harris added, “For the full year 2024, we delivered record net sales and adjusted EBITDA while generating very strong free cash flow, allowing us to increase our dividend once again by double digits and significantly strengthen our balance sheet by paying down $119.6 million of debt.”

Full Year 2024 Financial Highlights:
•Record full year net sales of $953.7 million, an increase of $31.2 million or 3.4%, compared to the prior year with record sales achieved in the Human Nutrition & Health and Specialty Products segments.
•GAAP net earnings were $128.5 million, an increase of 18.4% from the prior year. These net earnings resulted in GAAP earnings per share of $3.93 compared to $3.35 in the prior year.
•Record adjusted EBITDA was $250.3 million, an increase of 8.4%, from the prior year.
•Adjusted net earnings were $143.0 million, an increase of 10.2% from the prior year. These adjusted net earnings resulted in adjusted earnings per share of $4.37 compared to $4.00 in the prior year.
•Cash flows from operations were $182.0 million for 2024, with free cash flow of $147.2 million.
Mr. Harris continued, “As we transition to focusing on 2025 and beyond, I remain excited about the growth opportunities that lie ahead for Balchem and I believe we are well positioned to deliver ongoing growth for our shareholders.”

5 Paragon Drive Montvale, NJ 07645 balchem.com	p.845.326.5600 f. 845.326.5702

Balchem Corporation (NASDAQ:BCPC)
Results for Period Ended December 31, 2024 (unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net sales	$240,004	$228,699	$953,684	$922,439
Gross margin	86,337	74,993	336,206	302,056
Operating expenses	38,893	36,658	153,297	142,863
Earnings from operations	47,444	38,335	182,909	159,193
Interest and other expenses	2,960	5,068	16,456	21,932
Earnings before income tax expense	44,484	33,267	166,453	137,261
Income tax expense	10,901	6,619	37,978	28,718
Net earnings	$33,583	$26,648	$128,475	$108,543

Diluted net earnings per common share	$1.03	$0.82	$3.93	$3.35

Adjusted EBITDA(a)	$62,833	$55,430	$250,348	$230,910
Adjusted net earnings(a)	$36,876	$30,901	$142,965	$129,718
Adjusted diluted net earnings per common share(a)	$1.13	$0.95	$4.37	$4.00

Shares used in the calculations of diluted and adjusted net earnings per common share	32,548	32,477	32,718	32,448

(a)	See “Non-GAAP Financial Information” for a reconciliation of GAAP and non-GAAP financial measures.

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Balchem Corporation (NASDAQ:BCPC)
Financial Results for the Fourth Quarter of 2024:
The Human Nutrition & Health segment generated fourth quarter sales of $147.3 million, an increase of $9.3 million, or 6.8%, compared to the prior year quarter. The increase was driven by higher sales within both the food ingredients and solutions businesses and the nutrients business. Fourth quarter earnings from operations for this segment were $33.8 million, an increase of $8.5 million, or 33.9%, compared to $25.2 million in the prior year quarter, primarily due to the aforementioned higher sales and a favorable mix. Excluding the effect of non-cash expense associated with amortization of acquired intangible assets and other adjustments, adjusted earnings from operations(a) for this segment were $36.5 million, compared to $29.9 million in the prior year quarter, an increase of 21.8%.
The Animal Nutrition & Health segment generated quarterly sales of $58.3 million, an increase of $0.2 million, or 0.3%, compared to the prior year quarter. The increase was driven by higher sales in the ruminant species markets, partially offset by lower sales in the monogastric species markets. Fourth quarter earnings from operations for this segment were $5.7 million, an increase of $0.4 million, or 7.2%, compared to $5.3 million in the prior year quarter, primarily due to the aforementioned higher sales and favorable mix, partially offset by higher operating expenses. Excluding the effect of non-cash expense associated with amortization of acquired intangible assets and other adjustments, adjusted earnings from operations for this segment were $5.9 million, compared to $5.6 million in the prior year quarter, an increase of 6.5%.
The Specialty Products segment generated fourth quarter sales of $32.9 million, an increase of $1.8 million, or 6.0%, compared to the prior year quarter, due to higher sales in the performance gases business. Fourth quarter earnings from operations for this segment were $10.0 million, an increase of $1.4 million, or 15.9%, compared to $8.6 million in the prior year quarter, primarily driven by the aforementioned higher sales and favorable mix, partially offset by higher operating expenses. Excluding the effect of non-cash expense associated with amortization of acquired intangible assets and other adjustments, adjusted earnings from operations for this segment were $10.9 million, compared to $9.8 million in the prior year quarter, an increase of 11.2%.
Consolidated quarterly gross margin of $86.3 million increased by $11.3 million, or 15.1%, compared to $75.0 million for the prior year comparable period. Gross margin as a percentage of sales was 36.0% as compared to 32.8% in the prior year period, an increase of 320 basis points, primarily due to a favorable mix. Operating expenses of $38.9 million for the quarter increased $2.2 million from the prior year comparable quarter, primarily due to an increase in transaction costs, higher compensation-related expenses, and an increase in outside services, partially offset by lower amortization. Excluding non-cash operating expenses associated with amortization of intangible assets of $3.2 million, operating expenses were $35.7 million, or 14.9% of sales.
Net interest expense was $2.8 million and $5.3 million in the fourth quarters of 2024 and 2023, respectively. The decrease in interest expense was primarily due to lower outstanding borrowings. Our effective tax rates for the three months ended December 31, 2024 and 2023 were 24.5% and 19.9%, respectively. The increase in the effective tax rate from the prior year was primarily due to an increase in certain foreign taxes.
For the quarter ended December 31, 2024, cash flows provided by operating activities were $52.3 million and free cash flow was $39.8 million. The $156.1 million of net working capital on December 31, 2024 included a cash balance of $49.5 million. Significant cash payments during the quarter included repayments on the revolving loan of $37.0 million, cash paid for an acquisition net of cash acquired of $24.2 million, capital expenditures and intangible assets acquired of $12.7 million, and income taxes paid of $11.1 million.
Ted Harris, Chairman, President, and CEO of Balchem said, “2024 was another very strong year for Balchem and I would like to thank all of our over 1,300 employees for their contributions to these results and the progress we have made on our strategic growth initiatives. I am excited about our future.”

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Balchem Corporation (NASDAQ:BCPC)

Quarterly Conference Call
A quarterly conference call will be held on Friday, February 21, 2025, at 11:00 AM Eastern Time (ET) to review fourth quarter 2024 results. Ted Harris, Chairman, President, and CEO and Martin Bengtsson, CFO will host the call. We invite you to listen to the conference by calling toll-free 1-877-407-8289 (local dial-in 1-201-689-8341), five minutes prior to the scheduled start time of the conference call. The conference call will be available for replay three hours after the conclusion of the call through end of day Friday, March 7, 2025. To access the replay of the conference call, dial 1-877-660-6853 (local dial-in 1-201-612-7415), and use conference ID #13751680.
Segment Information
Balchem Corporation reports three business segments: Human Nutrition & Health, Animal Nutrition & Health, and Specialty Products. The Human Nutrition & Health segment delivers customized food and beverage ingredient systems, as well as key nutrients into a variety of applications across the food, supplement and pharmaceutical industries. The Animal Nutrition & Health segment manufactures and supplies products to numerous animal health markets. Through Specialty Products, Balchem provides specialty-packaged chemicals for use in healthcare and other industries, and also provides chelated minerals to the micronutrient agricultural market. Sales and production of products outside of our reportable segments and other minor business activities are included in "Other and Unallocated".
Forward-Looking Statements
This release contains forward-looking statements, within the meaning of the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect our expectation or belief concerning future events that involve risks and uncertainties. These forward-looking statements generally are identified by the words "believe," "project," "expect," "anticipate," "estimate," "forecast," "outlook," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result," or the negative thereof or variations thereon or similar expressions generally intended to identify forward-looking statements. Forward-looking statements may relate to such matters as projections of revenue, margins, expenses, tax provisions, earnings, cash flows, benefit obligations, dividends, share purchases or other financial items; any statements of the plans, strategies and objectives of management for future operations, including those relating to any statements concerning expected development, performance or market share relating to our products and services; any statements regarding future economic conditions or our performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. These statements are based on the Company's currently available information and our current assumptions, expectations and projections about future events. They are subject to future events, risks and uncertainties - many of which are beyond the Company’s control - as well as potentially inaccurate assumptions, that could cause actual results to differ materially from those in the forward-looking statements. Important factors and other risks that may affect the Company's business or that could cause actual results to differ materially are included in filings the Company makes with the U.S. Securities and Exchange Commission from time to time, including its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, its Current Reports on Form 8-K, and in its other SEC filings. Reference should be made to such factors and all forward-looking statements are qualified in their entirety by the above cautionary statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact: Jacqueline Yarmolowicz, Balchem Corporation (Telephone: 845-326-5600)

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Balchem Corporation (NASDAQ:BCPC)

Selected Financial Data (unaudited)
(Dollars in thousands)

Business Segment Net Sales:

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Human Nutrition & Health	$147,303	$137,974	$600,258	$550,751
Animal Nutrition & Health	58,326	58,164	214,710	238,326
Specialty Products	32,851	31,004	132,749	125,965
Other and Unallocated (b)	1,524	1,557	5,967	7,397
Total	$240,004	$228,699	$953,684	$922,439

Business Segment Earnings Before Income Taxes:

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Human Nutrition & Health	$33,755	$25,210	$135,957	$102,419
Animal Nutrition & Health	5,731	5,346	14,013	27,576
Specialty Products	9,963	8,595	39,906	34,579
Other and Unallocated (b)	(2,005)	(816)	(6,967)	(5,381)
Interest and other expenses	(2,960)	(5,068)	(16,456)	(21,932)
Total	$44,484	$33,267	$166,453	$137,261

(b) Other and Unallocated consists of a few minor businesses which individually do not meet the quantitative thresholds for separate presentation and corporate expenses that have not been allocated to a segment. Unallocated corporate expenses consist of: (i) Transaction and integration costs totaling $689 and $1,484 for the three and twelve months ended December 31, 2024, respectively, and $17 and $1,617 for the three and twelve months ended December 31, 2023, respectively (refer to Note 4 for descriptions of these charges), and (ii) Unallocated amortization expense of $0 and $0 for the three and twelve months ended December 31, 2024, respectively, and $0 and $312 for the three and twelve months ended December 31, 2023, respectively, related to an intangible asset in connection with a company-wide ERP system implementation.

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Balchem Corporation (NASDAQ:BCPC)

Selected Balance Sheet Items
(Dollars in thousands)	December 31, 2024	December 31, 2023

Cash and Cash Equivalents	$49,515	$64,447
Accounts Receivable, net	119,662	125,284
Inventories, net	130,802	109,521
Other Current Assets	13,791	14,990
Total Current Assets	313,770	314,242

Property, Plant & Equipment, net	282,154	276,039
Goodwill	780,030	778,907
Intangible Assets with Finite Lives, net	165,050	191,212
Right of Use Assets	17,050	19,864
Other Assets	17,317	16,947
Total Non-current Assets	1,261,601	1,282,969

Total Assets	$1,575,371	$1,597,211

Current Liabilities	$157,685	$148,491
Revolving Loan	190,000	309,569
Deferred Income Taxes	43,722	52,046
Long-Term Obligations	34,051	33,121
Total Liabilities	425,458	543,227

Stockholders' Equity	1,149,913	1,053,984

Total Liabilities and Stockholders' Equity	$1,575,371	$1,597,211

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Balchem Corporation (NASDAQ:BCPC)
Balchem Corporation
Condensed Consolidated Statements of Cash Flows
(Dollars in thousands)
(unaudited)

	Year Ended December 31,
	2024	2023
Cash flows from operating activities:
Net earnings	$128,475	$108,543
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	47,973	54,935
Stock compensation expense	16,675	16,052
Other adjustments	(5,007)	(15,779)
Changes in assets and liabilities, net of acquired balances	(6,117)	20,010
Net cash provided by operating activities	181,999	183,761

Cash flows from investing activities:
Capital expenditures and intangible assets acquired	(35,661)	(37,892)
Cash paid for acquisitions, net of cash acquired	(24,164)	(1,252)
Proceeds from sale of assets	359	1,881
Proceeds from settlement of net investment hedge	—	2,740
Investment in affiliates	(270)	(290)
Net cash used in investing activities	(59,736)	(34,813)

Cash flows from financing activities:
Proceeds from revolving loan	26,000	18,000
Principal payments on revolving debt	(145,569)	(149,000)
Principal payments on finance lease	(216)	(222)
Proceeds from stock options exercised	17,228	5,242
Dividends paid	(25,576)	(22,872)
Repurchases of common stock	(5,682)	(4,469)
Net cash used in financing activities	(133,815)	(153,321)

Effect of exchange rate changes on cash	(3,380)	2,260

Decrease in cash and cash equivalents	(14,932)	(2,113)

Cash and cash equivalents, beginning of period	64,447	66,560
Cash and cash equivalents, end of period	$49,515	$64,447

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Balchem Corporation (NASDAQ:BCPC)
Non-GAAP Financial Information

In addition to disclosing financial results in accordance with United States (U.S.) generally accepted accounting principles (GAAP), this earnings release contains non-GAAP financial measures that we believe are helpful in understanding and comparing our past financial performance and our future results. The non-GAAP financial measures in this press release include adjusted gross margin, adjusted earnings from operations, adjusted net earnings and the related adjusted per diluted share amounts, EBITDA, adjusted EBITDA, adjusted income tax expense, and free cash flow. The non-GAAP financial measures disclosed by the company exclude certain business combination accounting adjustments and certain other items related to acquisitions, certain equity compensation, nonqualified deferred compensation plan expense (income), and certain one-time or unusual transactions. Detailed non-GAAP adjustments are described in the reconciliation tables below and also explained in the related footnotes. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Investors should not consider non-GAAP measures as alternatives to the related GAAP measures.

Set forth below are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

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Balchem Corporation (NASDAQ:BCPC)
Table 1
(unaudited)
Reconciliation of Non-GAAP Measures to GAAP
(Dollars in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Reconciliation of adjusted gross margin
GAAP gross margin	$86,337	$74,993	$336,206	$302,056
Inventory valuation adjustment (1)	—	—	—	1,419
Amortization of intangible assets and finance lease (2)	702	665	2,806	2,683
Restructuring costs (3)	—	186	—	601
Adjusted gross margin	$87,039	$75,844	$339,012	$306,759

Reconciliation of adjusted earnings from operations
GAAP earnings from operations	$47,444	$38,335	$182,909	$159,193
Inventory valuation adjustment (1)	—	—	—	1,419
Amortization of intangible assets and finance lease (2)	3,917	6,964	19,476	28,274
Restructuring costs (3)	—	186	521	8,365
Transaction and integration costs (4)	689	(1,383)	1,393	(9,683)
Impairment charge (5)	—	—	255	—
Nonqualified deferred compensation plan (income) expense (6)	(14)	523	908	917
Adjusted earnings from operations	$52,036	$44,625	$205,462	$188,485

Reconciliation of adjusted net earnings
GAAP net earnings	$33,583	$26,648	$128,475	$108,543
Inventory valuation adjustment (1)	—	—	—	1,419
Amortization of intangible assets and finance lease (2)	3,988	7,035	19,763	28,561
Restructuring costs (3)	—	186	521	8,365
Transaction and integration costs (4)	689	(1,383)	1,393	(9,683)
Impairment charge (5)	—	—	255	—
Income tax adjustment (7)	(1,384)	(1,585)	(7,442)	(7,487)
Adjusted net earnings	$36,876	$30,901	$142,965	$129,718

Adjusted net earnings per common share - diluted	$1.13	$0.95	$4.37	$4.00

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Balchem Corporation (NASDAQ:BCPC)
Table 2
(unaudited)

Reconciliation of GAAP Net Earnings to EBITDA and to Adjusted EBITDA
(Dollars in thousands)

	Three Months Ended December 31,				Year Ended December 31,
	2024		2023		2024		2023
Net earnings - as reported	$33,583		$26,648		$128,475		$108,543
Add back:
Provision for income taxes	10,901		6,619		37,978		28,718
Interest and other expenses	2,960		5,068		16,456		21,932
Depreciation and amortization	10,825		13,984		47,686		54,647
EBITDA	58,269		52,319		230,595		213,840
Add back:
Non-cash compensation expense related to equity awards	3,889		3,785		16,676		16,052
Inventory valuation adjustment (1)	—		—		—		1,419
Restructuring costs (3)	—		186		521		8,365
Transaction and integration costs (4)	689		(1,383)		1,393		(9,683)
Impairment charge (5)	—		—		255		—
Nonqualified deferred compensation plan (income) expense (6)	(14)	—	523	—	908	—	917
Adjusted EBITDA	$62,833		$55,430		$250,348		$230,910

Table 3
(unaudited)

Reconciliation of GAAP Effective Income Tax Rate to Non-GAAP Effective Income Tax Rate
(Dollars in thousands)

	Three Months Ended December 31,
	2024	Effective Tax Rate	2023	Effective Tax Rate
GAAP Income Tax Expense	$10,901	24.5%	$6,619	19.9%
Impact of ASU 2016-09 (8)	202		369
Adjusted Income Tax Expense	$11,103	25.0%	$6,988	21.0%

	Year Ended December 31,
	2024	Effective Tax Rate	2023	Effective Tax Rate
GAAP Income Tax Expense	$37,978	22.8%	$28,718	20.9%
Impact of ASU 2016-09 (8)	2,154		1,232
Adjusted Income Tax Expense	$40,132	24.1%	$29,950	21.8%

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Balchem Corporation (NASDAQ:BCPC)
Table 4
(unaudited)

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow
(Dollars in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net cash provided by operating activities	$52,317	$67,406	$181,999	$183,761
Capital expenditures, proceeds from the sale of assets, and settlement of net investment hedge	(12,549)	(11,441)	(34,789)	(32,653)
Free cash flow	$39,768	$55,965	$147,210	$151,108

(1) Inventory valuation adjustment: Business combination accounting principles require us to measure acquired inventory at fair value. The fair value of inventory reflects the acquired company's cost of manufacturing plus a portion of the expected profit margin. The non-GAAP adjustment to our cost of sales excludes the expected profit margin component that is recorded under business combination accounting principles. We believe the adjustment is useful to investors as an additional means to reflect cost of sales and gross margin trends of our business.

(2) Amortization of intangible assets and finance lease: Amortization of intangible assets and finance lease consists of amortization of customer relationships, trademarks and trade names, developed technology, regulatory registration costs, patents and trade secrets, capitalized loan issuance costs, other intangibles acquired primarily in connection with business combinations, an intangible asset in connection with a company-wide ERP system implementation, and one finance lease. We record expense relating to the amortization of these intangibles and finance lease in our GAAP financial statements. Amortization expenses for our intangible assets and finance lease are inconsistent in amount and are significantly impacted by the timing and valuation of an acquisition. Consequently, our non-GAAP adjustments exclude these expenses to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.

(3) Restructuring costs: Expenses related to a reorganization of the business. The restructuring costs are included in our GAAP financial statements. Management excludes these items for the purposes of calculating Adjusted EBITDA and other non-GAAP financial measures. We believe that excluding these items from our non-GAAP financial measures is useful to investors because they are inconsistent in amounts and frequency causing comparison of current and historical financial results to be difficult.

(4) Transaction and integration costs: Transaction and integration costs related to acquisitions and divestitures are expensed in our GAAP financial statements. Management excludes these items for the purposes of calculating Adjusted EBITDA and other non-GAAP financial measures. We believe that excluding these items from our non-GAAP financial measures is useful to investors because these are items associated with transactions that are inconsistent in amount and frequency causing comparison of current and historical financial results to be difficult.

(5) Impairment charge: An asset impairment charge in 2024 was related to the write off of an equity method investment. The impairment charge is included in our GAAP financial statements. Management excludes this item for the purposes of calculating Adjusted EBITDA and other non-GAAP financial measures. We believe that excluding this item from our non-GAAP financial measures is useful to investors because it is inconsistent in amount and frequency causing comparison of current and historical financial results to be difficult.

(6) Nonqualified deferred compensation plan (income) expense: Gains and losses on rabbi trust assets related to our nonqualified deferred compensation plan are recorded in other (income) expense while the offsetting increases or decreases to the deferred compensation liability are recorded within earnings from operations. The increases and decreases in the deferred compensation liability are driven by market volatility and are not a true reflection of company performance. We believe excluding these amounts from our non-GAAP financial measures is useful to investors because these items are inconsistent in amount based on market conditions causing comparison of current and historical financial results to be difficult.

(7) Income tax adjustment: For purposes of calculating adjusted net earnings and adjusted diluted earnings per share, we adjust the provision for (benefit from) income taxes to tax effect the taxable and deductible non-GAAP adjustments described above as they have a significant impact on our income tax (benefit) provision. Additionally, the income tax adjustment is adjusted for the impact of adopting ASU 2016-09, “Improvements to Employee Share-Based Payment Accounting” and uses our non-GAAP effective rate applied to both our GAAP earnings before income tax expense and non-GAAP adjustments described above. See Table 3 for the calculation of our non-GAAP effective tax rate.

(8) Impact of ASU 2016-09: The primary impact of ASU No. 2016-09, "Improvements to Employee Share-Based Payment Accounting" ("ASU 2016-09"), was the recognition during the three and twelve months ended December 31, 2024 and 2023, of excess tax benefits as a reduction to the provision for income taxes and the classification of these excess tax benefits in operating activities in the consolidated statement of cash flows instead of financing activities. Management excludes this item for the purpose of calculating Adjusted Income Tax Expense. We believe that excluding the item in our non-GAAP financial measures is useful to investors because it is inconsistent in amount and frequency causing comparison of current and historical financial results to be difficult.

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